UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	26-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Wells Real Estate Investment Trust II, Inc. (the “Registrant”) hereby amends its Current Report on Form 8-K dated and filed on March 7, 2011 to provide the required financial statements relating to the acquisition by the Registrant of the Market Square Buildings (the “Buildings”), as described in such Current Report.
Item 9.01.     Financial Statements and Exhibits.

(a)    Financial Statements. The following financial statements of the Market Square Buildings and the Registrant are submitted at the end of this Form 8-K/A and are filed herewith and incorporated herein by reference.

(b)    Pro Forma Financial Information. See Paragraph (a) above.

Page
Market Square Buildings
Independent Auditors' Report	F-1
Statement of Revenues Over Certain operating Expenses for the year ended December 31, 2010	F-2
Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 2010	F-3

Wells Real Estate Investment Trust II, Inc.
Unaudited Pro Forma Financial Statements
Summary of Unaudited Pro Forma Financial Statements	F-5
Pro Forma Balance Sheet as of December 31, 2010 (unaudited)	F-6
Pro Forma Statement of Operations for the year ending December 31, 2010 (unaudited)	F-8

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Registrant)

By: /s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Date: May 3, 2011

3

INDEPENDENT AUDITORS REPORT

To the Stockholders and Board of Directors
Wells Real Estate Investment Trust II, Inc.
Atlanta, Georgia

We have audited the accompanying statement of revenues over certain operating expenses (the "Statement") of the Market Square Buildings (the “Buildings”) for the year ended December 31, 2010. This statement is the responsibility of the Buildings' management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Buildings' revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues over certain operating expenses as described in Note 2 of the Statement for the year ended December 31, 2010 in conformity with U.S. generally accepted accounting principles.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia
May 3, 2011

Market Square Buildings
Statement of Revenues Over Certain Operating Expenses
For the year ended December 31, 2010

December 31, 2010
Revenues:
Base rent	$31,832,995
Tenant reimbursements	7,692,115
Other income	2,984,974
Total revenues	42,510,084

Expenses:
Real estate taxes	7,575,776
Repairs and maintenance	1,716,109
Utilities	1,889,178
Cleaning	1,130,549
Management fees	1,240,844
Security	1,020,975
Other	1,480,549
Total expenses	16,053,980
Revenues over certain operating expenses	$26,456,104

See accompanying notes.

1. Description of Real Estate Property Acquired
On March 7, 2011, Wells Real Estate Investment Trust II, Inc. ("Wells REIT II"), through a wholly owned subsidiary, acquired two office buildings containing approximately 679,710 rentable square feet known as the Market Square Buildings (the “Buildings”) for approximately $615.0 million, net of $6.0 million of adjustments. The acquisition was funded with $12.9 million of cash on hand, $300.0 million drawn on a $500.0 million revolving credit facility entered into on May 7, 2010 (the “JPMorgan Chase Credit Facility”), and $300.0 million drawn on a newly originated, senior unsecured bridge facility with JPMorgan Chase Bank, N.A. (the “JPMorgan Chase Bridge Facility”). The Buildings were built in 1990 and are located on approximately 2.2 acres of land located in Washington D.C. The Buildings were purchased from Avenue Associates Limited Partnership, a District of Columbia limited partnership, which is not affiliated with Wells REIT II. Wells REIT II is a Maryland corporation that engages in the acquisition and ownership of commercial real estate properties throughout the United States. Wells REIT II was incorporated on July 3, 2003, and has elected to be taxed as a real estate investment trust for federal income tax purposes.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest, and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Buildings after acquisition by Wells REIT II.

3. Significant Accounting Policies

Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due under the lease for a specific period is recorded as a receivable, which will fully reverse over the lease term. The adjustment to the straight-line receivable in 2010 increased rental revenue by approximately $59,259 for the year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements
The Buildings are 96.2% leased to 41 tenants, including Fulbright and Jaworski (approximately 18.8%), Shearman and Sterling (approximately 16.6%), and Edison Electric Institute (approximately 11.3%).

Fulbright and Jaworski is one of the largest law firms in the United States with nearly 900 lawyers and more than 60 integrated practice areas. There are sixteen Fulbright offices world-wide, with international locations in Beijing, London, Munich, Hong Kong, Dubai and Riyadha. Fulbright and Jaworski is a full-service international law firm, which serves the needs of businesses, governments, non-profit organizations and individual clients around the world. The Fulbright and Jaworski lease expires in June 2015. Fulbright and Jaworski has the right to extend the initial term of its lease for one additional ten-year period at ninety-five percent of the then-current market rate.

4. Description of Leasing Arrangements - continued

Shearman and Sterling, a law firm, has been in business for over 135 years and has over 900 employees located in 20 countries. Shearman and Sterling advises many of the world's leading corporations and financial institutions, governments and governmental organizations. Areas of practice within Shearman and Sterling include Antitrust, Bankruptcy, Corporate Governance, Environmental, Finance, Intellectual Property, Litigation, Mergers & Acquisitions, Real Estate and Tax. The Shearman and Sterling lease expires in March 2016. Shearman and Sterling has the right to extend the initial term of its lease for one ten-year period at the then-current market rate.

The Edison Electric Institute (“EEI”) is the association of U.S. shareholder-owned electric companies. EEI was organized in 1833 and its members serve 95 percent of the ultimate customers in the shareholder-owned segment of the industry and represent approximately 70 percent of the U.S. electric power industry. EEI provides public policy leadership in critical industry data, market opportunities, strategic business intelligence, conferences and forums and products and services. The EEI lease expires in June 2015. EEI has the right to extend the initial term of its lease for two additional five-year periods at the then-current market rate.

5. Future Minimum Rental Commitments

At December 31, 2010, future minimum rental commitments for the years ended December 31 are as follows:

2011	$31,038,210
2012	34,218,450
2013	32,688,084
2014	31,871,251
2015	26,368,972
Thereafter	48,722,009
$204,906,976

6. Subsequent Events

Subsequent events related to the Buildings have been evaluated through May 3, 2011, which is the date the Statements were available to be issued. All subsequent events, if any, requiring recognition as of December 31, 2010 have been incorporated into this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of the Registrant included in its annual report filed on Form 10-K/A for the twelve months ended December 31, 2010. In addition, this pro forma information should be read in conjunction with the financial statements and notes thereto of certain acquired properties included in this current report.

The following unaudited pro forma balance sheet as of December 31, 2010 has been prepared to give effect to the acquisitions of the Buildings as if the acquisition occurred on December 31, 2010. The following unaudited pro forma statement of operations for the twelve months ended December 31, 2010, has been prepared to give effect to the acquisitions of the Buildings as if the acquisitions occurred on January 1, 2010.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Buildings been consummated as of January 1, 2010. In addition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions of the Buildings. These allocations may be adjusted in the future upon finalization of these preliminary estimates.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
PRO FORMA BALANCE SHEET
DECEMBER 31, 2010
(in thousands)
(unaudited)

ASSETS

	Wells Real Estate Investment Trust II, Inc. Historical(a)	Market Square Pro Forma Adjustments		Pro Forma Total
Real estate assets, at cost:
Land	$571,696	152,629	(b)	$724,325
Buildings and improvements, less accumulated depreciation	3,225,708	412,346	(b)	3,638,054
Site improvements, less accumulated depreciation	—	203	(b)	203
Intangible lease assets, less accumulated amortization	428,140	45,858	(b)	473,998
Construction in progress	4,495	—		4,495
Total real estate assets	4,230,039	611,036		4,841,075

Cash and cash equivalents	38,882	(12,900)	(c)	25,982
Tenant receivables, net of allowance for doubtful accounts	108,057	—		108,057
Prepaid expenses and other assets	22,700	1,657	(g)	24,357
Deferred financing costs, less accumulated amortization	9,827	3,900	(j)	13,727
Intangible lease origination costs, less accumulated amortization	269,914	12,031	(b)	281,945
Deferred lease costs, less accumulated amortization	46,266	2,741	(h)	49,007
Investments in development bonds	646,000	—		646,000
Total assets	$5,371,685	$618,465		$5,990,150

(a)	Historical financial information is derived from Wells Real Estate Investment Trust II's annual report filed on Form 10-K as of December 31, 2010.
(b)	Reflects the purchase price of the assets and liabilities obtained by Wells REIT II in connection with the respective acquisition, net of any purchase price adjustments.
(c)	Represents cash on hand that was used to partially fund the acquisition of the Buildings.
(d)
Represents amount drawn under a six-month, unsecured loan with JPMorgan Chase Bank (the “JPMorgan Chase Bridge Loan”). Under the JPMorgan Chase Bridge Loan, interest is incurred based on, at the Wells REIT II's option, LIBOR for one-, two-, or three-month periods, plus an applicable margin of 2.25% (the “Bridge LIBOR Rate”), or at an alternate base rate, plus an applicable margin of 1.25% (the “Bridge Base Rate”). Should any unpaid principal remain outstanding on the JPMorgan Chase Bridge Facility as of June 5, 2011, Wells REIT II would incur an additional duration fee equal to 0.25% of the principal outstanding on the JPMorgan Chase Bridge Facility at that time. Wells REIT II is required to repay outstanding principal and accrued interest six months after the respective funding dates. All such borrowings shall be prepaid with (a) 100% of the net cash proceeds of all asset sales or other dispositions of properties, (b) 100% of the net cash proceeds of issuances, offerings, or placements of debt obligations, and (c) 100% of the net cash proceeds of issuances of equity securities.

(e)
Represents amount drawn under Wells REIT II's $500.0 million, three-year unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A. as administrative agent (the “JPMorgan Chase Credit Facility”). Wells REIT II is required to repay all outstanding principal balances and accrued interest by May 7, 2013. The JPMorgan Chase Credit Facility provides for interest to be incurred based on, at the option of Wells REIT II, LIBOR for one-, two-, three-, or six-month periods, plus an applicable margin ranging from 2.60% to 3.40% (the “LIBOR Rate”), or at an alternate base rate, plus an applicable margin ranging from 1.60% to 2.40% (the “Base Rate”). The margin component of the LIBOR Rate and the Base Rate is determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on Wells REIT II’s leverage ratio, as defined, if it does not have a corporate credit rating. Additionally, Wells REIT II will incur a facility fee on the aggregate revolving commitment ranging from 0.40% to 0.60% per annum, which is also determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on its leverage ratio, if it does not have a corporate credit rating.

(f)	Consists primarily of seller-period real estate taxes for which credit was received at closing.
(g)	Consists primarily of tenant improvement escrow cash for tenant Mintz Levin.
(h)	Represents deferred tenant cost allowance asset for tenant Mintz Levin free rent assumed at acquisition.
(i)	Primarily driven by acquisition expenses (transfer taxes).
(j)	Consists of loan origination fees related to securing the JPMorgan Chase Bridge Loan referenced in note (d) above. These costs are amortized over the life of the loan.
The accompanying notes are an integral part of this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
PRO FORMA BALANCE SHEET
DECEMBER 31, 2010
(in thousands)
(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

	Wells Real Estate Investment Trust II, Inc. Historical(a)	Market Square Pro Forma Adjustments		Pro Forma Total
Liabilities:
Notes payable	$886,939	$300,000	(d)	$1,486,939
		300,000	(e)
Intangible lease liabilities, less accumulated amortization	87,934	19,680	(b)	107,614
Accounts payable, accrued expenses	102,697	6,195	(f)	108,892
Due to affiliates	4,479	—		4,479
Obligations under capital leases	646,000	—		646,000
Deferred income	26,403	1,919	(b)	28,322
Total liabilities	1,754,452	627,794		2,382,246

Minority Interest

Redeemable Common Stock	161,189	—		161,189

Stockholders' Equity:
Common stock, $0.01 par value; 900,000,000 shares authorized; and 540,906,780 issued and outstanding as of December 31, 2010	5,409	—		5,409
Additional paid in capital	4,835,088	—		4,835,088
Cumulative distributions in excess of earnings	(1,212,472)	(9,329)	(i)	(1,221,801)
Redeemable common stock	(161,189)	—		(161,189)
Other comprehensive loss	(11,139)	—		(11,139)
Total stockholders' equity	3,455,697	(9,329)		3,446,368
Nonredeemable noncontrolling interests	347	—		347
Total liabilities, redeemable common stock, and stockholders' equity	$5,371,685	$618,465		$5,990,150

(a)	Historical financial information is derived from Wells Real Estate Investment Trust II's annual report filed on Form 10-K as of December 31, 2010.
(b)	Reflects the purchase price of the assets and liabilities obtained by Wells REIT II in connection with the respective acquisition, net of any purchase price adjustments.
(c)	Represents cash on hand that was used to partially fund the acquisition of the Buildings.
(d)
Represents amount drawn under Wells REIT II's $500.0 million, three-year unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A. as administrative agent (the “JPMorgan Chase Credit Facility”). Wells REIT II is required to repay all outstanding principal balances and accrued interest by May 7, 2013. The JPMorgan Chase Credit Facility provides for interest to be incurred based on, at the option of Wells REIT II, LIBOR for one-, two-, three-, or six-month periods, plus an applicable margin ranging from 2.60% to 3.40% (the “LIBOR Rate”), or at an alternate base rate, plus an applicable margin ranging from 1.60% to 2.40% (the “Base Rate”). The margin component of the LIBOR Rate and the Base Rate is determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on Wells REIT II’s leverage ratio, as defined, if it does not have a corporate credit rating. Additionally, Wells REIT II will incur a facility fee on the aggregate revolving commitment ranging from 0.40% to 0.60% per annum, which is also determined based on Wells REIT II’s corporate credit rating, as long as it has such a rating, or on its leverage ratio, if it does not have a corporate credit rating.

(e)
Represents amount drawn under a six-month, unsecured loan with JPMorgan Chase Bank (the “JPMorgan Chase Bridge Loan”). Under the JPMorgan Chase Bridge Loan, interest is incurred based on, at the Wells REIT II's option, LIBOR for one-, two-, or three-month periods, plus an applicable margin of 2.25% (the “Bridge LIBOR Rate”), or at an alternate base rate, plus an applicable margin of 1.25% (the “Bridge Base Rate”). Should any unpaid principal remain outstanding on the JPMorgan Chase Bridge Facility as of June 5, 2011, Wells REIT II would incur an additional duration fee equal to 0.25% of the principal outstanding on the JPMorgan Chase Bridge Facility at that time. Wells REIT II is required to repay outstanding principal and accrued interest six months after the respective funding dates. All such borrowings shall be prepaid with (a) 100% of the net cash proceeds of all asset sales or other dispositions of properties, (b) 100% of the net cash proceeds of issuances, offerings, or placements of debt obligations, and (c) 100% of the net cash proceeds of issuances of equity securities.

(f)	Consists primarily of seller-period real estate taxes for which credit was received at closing.
(g)	Consists primarily of tenant improvement escrow cash for tenant Mintz Levin.
(h)	Represents deferred tenant cost allowance asset for tenant Mintz Levin free rent assumed at acquisition.
(i)	Primarily driven by acquisition expenses (transfer taxes).

The accompanying notes are an integral part of this statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
PRO FORMA STATEMENT OF OPERATIONS
DECEMBER 31, 2010
(in thousands)
(unaudited)

	Wells Real Estate Investment Trust II, Inc. Historical(a)	Market Square Pro Forma Adjustments		Pro Forma Total
Revenues:
Rental income	$447,054	$33,970	(b)	$481,024
Tenant reimbursements	99,653	7,692	(c)	107,345
Hotel income	19,819	—		19,819
Other rental income	1,441	2,985		4,426
	567,967	44,647		612,614
Expenses:
Property operating costs	169,658	14,813	(d)	184,471
Hotel operating costs	17,035	—		17,035
Asset and property management fees:				0
Related party	34,116	1,948	(e)	36,064
Other	4,147	1,241		5,388
Depreciation	102,267	12,701	(f)	114,968
Amortization	117,569	10,188	(g)	127,757
General and administrative	23,522	—		23,522
Acquisition fees and expenses	10,779	—		10,779
	479,093	40,891		519,984
Real estate operating income (loss)	88,874	3,756		92,630
Other income (expense):
Interest expense	(88,914)	(9,470)	(h)
		(3,685)	(i)
		(3,900)	(j)	(105,969)
Gain (loss) on interest rate swaps	(19,061)	—		(19,061)
Interest and other income	43,089	—		43,089
	(64,886)	(17,055)		(81,941)
Income (loss) before income tax benefit	23,988	(13,299)		10,689
Income tax benefit	226	—		226
Income (loss) from continuing operations	24,214	(13,299)		10,915

Discontinued operations:
Operating income (loss)	(713)	—		(713)
Loss on sale	(161)	—		(161)
Income (loss) from discontinued operations	(874)	—		(874)

Net income (loss)	$23,340	$(13,299)		$10,041
Less: Net (income) loss attributable to noncontrolling interests	(74)	—		(74)

Net income (loss) attributable to common stockholders	$23,266	$(13,299)		$9,967
Net income per share - basis and diluted	$0.04			$0.02
Weighted-average shares outstanding - basic and diluted	524,848			524,848

(a)	Historical financial information derived from Wells Real Estate Investment Trust II's annual report filed on Form 10-K for the period ended December 31, 2010.
(b)	Rental income consists primarily of base rent. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2010.
(c)	Consists of operating cost reimbursements.
(d)	Consists of property operating expenses, primarily made up of real estate taxes, insurance, utilities, and maintenance and support services.
(e)
Asset management fees are incurred at a rate of 0.0625% of the gross cost of qualifying assets under management (AUM) when total AUM is less than $5.2 billion. When total AUM falls within a range of $5.2 billion and $6.5 billion, asset management fees are capped at $32.5 million annually. Acquiring Market Square caused AUM to increase to approximately $5.9 billion, thus, AUM are effectively capped at $32.5M annually.

(f)
Depreciation expense is calculated using the straight-line method based on the purchase price allocated to the Buildings over a 40-year life; tenant improvements over the shorter of the lease term or the useful life, and site improvements over a 15-year life.

(g)	Amortization of deferred leasing costs and lease intangibles is recognized using the straight-line method over the lives of the respective leases.
(h)
Represents additional interest expense that would have been incurred if the balance for the JPMorgan Chase Credit Facility had an average outstanding balance of $300.0 million for the twelve months ended December 31, 2010, calculated using an interest rate of approximately 3.16%, which is calculated using an average LIBOR rate of 0.21% plus an applicable margin of 295 bps.

(i)
Represents additional interest expense that would have been incurred if the balance of the JPMorgan Chase Bridge Loan had an average outstanding balance of $ 296.1 million for the twelve months ended December 31, 2010, calculated using an interest rate of approximately 2.46%, which is calculated using an average LIBOR rate of 0.21% plus an applicable margin of 225 bps.

(j)	Consists of loan origination fees related to securing the JPMorgan Chase Bridge Loan referenced in note (d) above. These costs are amortized over the life of the loan.
The accompanying notes are an integral part of this statement.